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                                                                   EXHIBIT 10.11

                         INTELLIGENT LIFE CORPORATION
                         1999 EQUITY COMPENSATION PLAN

                         INCENTIVE STOCK OPTION GRANT
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     This STOCK OPTION GRANT, dated as of March 10, 1999 (the "Date of Grant"), is delivered by INTELLIGENT LIFE CORPORATION (formerly Bank Rate Monitor, Inc.), a Florida corporation (the "Company"), to WILLIAM P. ANDERSON, III, an employee of the Company (the "Grantee").

                                    RECITALS
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     The Intelligent Life Corporation 1999 Equity Compensation Plan (the "Plan")
provides for the grant of options to purchase shares of common stock of the Company. The Board of Directors of the Company (the "Board") has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.   Grant of Option.
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     (A) Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee an incentive stock option (the "Option") to purchase 71,700 shares of common stock of the Company ("Shares") at an option price of $14.84 per Share. The Option shall become exercisable according to Paragraph 2 below.

     (B) The Option is designated as an incentive stock option, as described in Paragraph 5 below. However, if and to the extent the Option exceeds the limits for an incentive stock option, as described in Paragraph 5, the Option shall be a nonqualified stock option.

2.   Exercisability of Option.  The Option shall vest and become exercisable as
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to one-thirty-sixth (1/36) of the underlying shares on the fifteenth day of each month, beginning on April 15, 1999 and ending on March 15, 2002, provided the Grantee is employed by, or providing service to, (as defined in the Plan) the Company at all times from the Date of Grant until the applicable date.


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The right to exercise the Option shall be cumulative.

Notwithstanding the foregoing, in the event that the Grantee's employment with the Company is terminated by the Company for any reason or is terminated by the Grantee for Good Reason (as defined in that certain Executive Employment Agreement between the Company and the Grantee of even date herewith), this Option shall continue to vest and become exercisable in accordance with the vesting schedule for a period of nine (9) months following the date of termination of employment.

3.   Term and Termination of Option.
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     The Option shall have a term of 10 years from the Date of Grant and shall terminate at the expiration of that period (March 10, 2009) regardless of any earlier cessation of the Grantee's employment with Company, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. The Board has expressly waived the provisions of Section 5(e) of the Plan regarding termination following cessation of employment in accordance with its authority under Section 5(e) of the Plan.

4.   Exercise Procedures.
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     (a) Subject to the provisions of Paragraphs 2 and 3 above, after the
Option has become exercisable, the Grantee may exercise part or all of the exercisable Option by giving the Board written notice of intent to exercise in the manner provided in Paragraph 14 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares of the Company which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Board may approve, including, after a public offering of the Company's stock, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

     (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

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5.   Designation as Incentive Stock Option.
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     (a) This Option is designated an incentive stock option under Section
422 of the Internal Revenue Code of 1986, as amended (the "Code"). If the aggregate fair market value of the stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by the Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a nonqualified stock option that does not meet the requirements of Section 422. If and to the extent that the Option fails to qualify as an incentive stock option under the Code, the Option shall remain outstanding according to its terms as a nonqualified stock option.

     (b) The Grantee understands that favorable incentive stock option tax treatment is available only if the Option is exercised while the Grantee is an employee of the Company or a parent or subsidiary or within a time specified in the Code after the Grantee ceases to be an employee. The Grantee should consult with his or her tax adviser regarding the tax consequences of the Option.

6.   Change of Control.  Except as provided herein, the provisions of the Plan
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applicable to a Change of Control shall apply to the Option.  In the event of a
Change of Control, (i) the Company shall provide the Grantee written notice of such Change of Control, (ii) the Option shall become fully exercisable, and
(iii) the provisions of Section 9 of the Plan shall no longer be applicable to the Shares.

7.   Right of First Refusal; Repurchase Right; Shareholder's Agreement.  As a
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condition of receiving this Option and subject to Paragraph 6 above, the Grantee hereby agrees that all Shares issued under the Plan shall be subject to a right of first refusal and repurchase right as described in the Plan, and the Board may require that the Grantee (or other person exercising the Option after the Grantee's death) execute a shareholder's agreement, in such form as the Board determines, with respect to all Shares issued upon the exercise of the Option before a public offering of the Company's stock.

8.   Restrictions on Exercise.  Only the Grantee may exercise the Option during
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the Grantee's lifetime.  After the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

9.   Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan,
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the terms of which are incorporated herein by reference (except to the extent such provisions have been expressly waived by the Board, as noted herein), and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established form time to time by the Board in accordance with the provisions of the Plan, including, but not

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limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

10.  No Employment Rights.  The grant of the Option shall not confer upon the
     --------------------
Grantee any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved.

11.  No Shareholder Rights.  Neither the Grantee, nor any person entitled to
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exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

12.  Assignment and Transfers.  The rights and interests of the Grantee under
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this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

13.  Applicable Law.  The validity, construction, interpretation and effect of
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this instrument shall be governed by and determined in accordance with the laws of the State of Florida.

14.  Notice.  Any notice to the Company provided for in this instrument shall be
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addressed to the Company in care of the President at 11811 U.S. Highway One,
North Palm Beach, Florida 33408, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.


                                       INTELLIGENT LIFE CORPORATION

                                       By: /s/ Peter W. Minford
                                           ---------------------------------
                                       Name:   Peter W. Minford
                                       Title:  Senior Vice President




                                       Accepted: /s/ William P. Anderson, III
                                                 ----------------------------
                                                     William P. Anderson, III

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